EXHIBIT 16.1

STEVENSON & COMPANY CPAS LLC A PCAOB Registered Accounting Firm	12421 N Florida Ave. Suite.113 Tampa, FL 33612 (813) 443-0619

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

August 29, 2016

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 29, 2016 of Baristas Coffee Company, Inc, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

/s/ Stevenson & Company CPAS LLC

Stevenson & Company CPAS LLC

Tampa, Florida

August 29, 2016

PCAOB Registered
AICPA Member